UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 11, 2008

MASSBANK Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15137	04-2930382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Haven Street, Reading, Massachusetts 01867

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 662-0100

Former name or address, if changed from last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 11, 2008, the Board of Directors of MASSBANK Corp. (the “Corporation”) amended its By-Laws by adding:

•

a new provision to Article I, Section 1 and Article II, Section 2 that addresses the timing for stockholders to make director nominations or stockholder proposals when the annual meeting of stockholders is held more than seven days after the anniversary of the immediately preceding annual meeting of stockholders;

•	a new Section 2A to Article II, entitled “Limitations on Eligibility to Serve as a Director;” and

•	a new Section 9 to Article V regarding the severability of the By-Laws.

Pursuant to the new provision included in Article I, Section 1 and in Article II, Section 2, in the event that a stockholder wishes to have any director nominations or a stockholder proposal considered at an annual meeting of stockholders and such annual meeting is scheduled to be held on a date more than seven days after the anniversary of the immediately preceding annual meeting of stockholders (the “Anniversary Date”), the stockholder will be allowed to provide written notice of such nominations or stockholder proposal and certain other information as set forth in the By-Laws to the Secretary of the Corporation at its principal offices not later than the close of business on (a) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date on which the date of such annual meeting was publicly disclosed, or (b) if the first date of such public disclosure occurs more than 75 days prior to such scheduled date of such annual meeting, then the later of (1) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date of such public disclosure or (2) the 75th day prior to such scheduled date of such meeting (or if that day is not a business day for the Corporation, on the next succeeding business day).

Pursuant to Article II, Section 2A, no person shall be nominated or elected as a director, or shall nominate a person for election as director, unless such person complies with the integrity requirements set forth in such Section 2A of the By-Laws.

Pursuant to Article V, Section 9, if any term or provision of any of the By-Laws is ruled illegal or invalid, it will not affect or invalidate any other term or provision of the By-Laws.

A copy of the Certificate of Amendment to the By-Laws of the Corporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On February 11, 2008, the Board of Directors fixed the close of business on March 12, 2008 as the record date for determining the stockholders entitled to notice of and to vote at the 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”). In addition, the Board of Directors set May 7, 2008 as the date of the 2008 Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

3.1	Certificate of Amendment to the By-Laws, as amended, of MASSBANK Corp. *

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASSBANK Corp.

Date: February 13, 2008	By:	/s/ Reginald E. Cormier
Reginald E. Cormier Senior Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	Certificate of Amendment to the By-Laws, as amended, of MASSBANK Corp. *

*	Filed herewith